UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AFP Imaging Corporation
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule, and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

AFP Imaging Corporation

Notice of Annual Meeting of Shareholders
December 12, 2007

To the Shareholders of
AFP Imaging Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of AFP Imaging Corporation (the “Company”) will be held at the offices of the Company, located at 250 Clearbrook Road, Elmsford, New York, on Monday, December 12, 2007, commencing at 9:00 a.m. (local time), for the following purposes:

1.
To elect four nominees to the Board of Directors of the Company, each to serve until the next annual meeting of shareholders of the Company or until such person shall resign, be removed or otherwise leave office; and

2.	To consider and act upon any other proposal as may properly come before the Annual Meeting.

The foregoing matters are more fully described in the Proxy Statement accompanying this Notice, to which your attention is directed.

Only shareholders of record on the books of the Company at the close of business on October 29, 2007 will be entitled to vote at the Annual Meeting. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.

By Order of the Board of Directors,

David Vozick, Secretary

November 14, 2007
Elmsford, New York

Each shareholder is urged to complete, date, sign and return the accompanying proxy card to assure that the shareholder’s vote will be counted.

AFP Imaging Corporation
250 Clearbrook Road
Elmsford, New York 10523

Proxy Statement
Annual Meeting of Shareholders
December 12, 2007

The 2007 Annual Meeting of Shareholders of AFP Imaging Corporation, a New York corporation, will be held on Wednesday, December 12, 2007, at our offices, located at 250 Clearbrook Road, Elmsford, New York, commencing at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting, and at any adjournments and postponements of the annual meeting. We will bear the entire cost of such solicitation. The approximate date on which this proxy statement and the enclosed proxy card are being first mailed to our shareholders is November 14, 2007.

If the proxy card in the accompanying form is duly completed, executed, dated and returned, the shares represented by such proxy card will be voted as specified, subject to any applicable voting or irrevocable proxy agreements. Any person executing a proxy card may revoke it prior to its use. You are directed to the section entitled “Procedure for Voting by Proxy” for further information concerning a shareholder’s ability to vote by proxy and to revoke a proxy once given.

Throughout this proxy statement, the terms “we,” “us,” “our” and “our company” refers to AFP Imaging Corporation and, unless the context indicates otherwise, our subsidiaries on a consolidated basis; and “you” and “your” refers to the shareholders of our company.

Record Date

We have established October 29, 2007 as the record date for the annual meeting.  Only holders of record of our voting securities at the close of business on such date will be eligible to vote at the annual meeting.  Our common stock currently is the only class of our securities entitled to be voted at the annual meeting.  A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder, for any purpose relating to the annual meeting, at our executive offices during ordinary business hours for the ten days immediately prior to the annual meeting.  The shareholder list also will be available for examination at the annual meeting.

Proposals to be Considered at the Meeting

You will be asked to consider and vote at the annual meeting on the matters listed in the accompanying Notice of Annual Meeting of Shareholders and described in this proxy statement.

We do not expect that any other matter will be brought before the annual meeting.  If, however, other matters are properly presented, the individuals named on your proxy card will vote on these other matters in accordance with their judgment and to the extent permitted by applicable law.

Vote Required to Approve the Proposals

Holders of our common stock are entitled to one vote per share on each of the proposals scheduled for vote at the annual meeting. We had 17,928,800 issued and outstanding shares of our common stock as of the record date.  Accordingly, there are 17,928,800 votes eligible to be cast at the annual meeting.

The election of directors (proposal number 1) is by a plurality of votes cast.

Abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy card to the brokers, so called “broker non-votes,” those votes will not be included in the vote totals for purposes of determining whether proposals have received the requisite number of affirmative votes cast.  Abstentions and broker non-votes, however, will be counted in the determination of whether a quorum exists for the purposes of transacting business at the annual meeting.

Our directors, director-nominees and executive officers control approximately 19.4% of the voting power entitled to be cast at the annual meeting. We anticipate that these directors and executive officers will cast all of their votes in favor of each of the director-nominees and company proposals being considered at the annual meeting.

Quorum

We must have a quorum in order to carry on business at the annual meeting. Under our bylaws, as amended through the record date, we must have present, in person or by proxy, holders of at least a majority of the entire number of votes entitled to be cast at the annual meeting in order for a quorum to exist.  Accordingly, we must have present, in person or by proxy, holders owning of record at least 8,964,401shares of our common stock in order for any business to be conducted at the annual meeting.  Abstentions and broker non-votes will count for quorum purposes.

Procedure for Voting by Proxy

A form of proxy card is enclosed for your use. To vote without attending the annual meeting in person, you should complete, sign, date and return the proxy card in the accompanying envelope, which is postage-paid if mailed in the United States.

If you properly fill in your proxy card in the accompanying form and send it to us in time to be voted, your shares will be voted as you have directed on the proxy card, subject to any applicable voting or irrevocable proxy agreements to which you may be a party.  If you sign the proxy card, but do not make specific choices, the individuals named on your proxy card will vote your shares FOR approval of each of the company proposals scheduled for vote at the annual meeting.

You can still vote in person at the annual meeting, even if you have completed and returned a proxy card.
You may revoke your proxy at any time before it is voted by:
•	submitting a new proxy with a later date;
•	by voting in person at the annual meeting; or
•	by filing with our corporate secretary a written revocation of the proxy.

Attendance at the annual meeting will not of itself constitute revocation of a proxy.  You must note your appearance with the inspector(s) of election, tell the inspector(s) that you previously granted a proxy with respect to the annual meeting, which you are revoking and request a ballot in order to personally vote at the annual meeting.

If you hold shares through a broker, you should contact your broker to determine the procedures through which you can vote your shares in person.

PROPOSAL 1
ELECTION OF DIRECTORS

Director - Nominees for the 2007 Annual Meeting

The first proposal is for the election of four directors of our company, each to hold office until the next annual meeting of shareholders, unless he shall resign, become disqualified, disabled or shall otherwise be removed from office.  The independent directors, as such term is defined in the Marketplace Rules of the Nasdaq Stock Market, of our board of directors, have nominated each of the following persons for election as directors at the annual meeting:

Robert A. Blatt	Jack Becker
Donald Rabinovitch	David Vozick

Shares represented by executed proxy cards in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of the above-stated nominees, unless such nominee shall be unavailable, in which case such shares will be voted for the substitute nominee designated by our board of directors.  Our board of directors has no reason to believe that any of these nominees will be unavailable or, if elected, will decline to serve.  Only a plurality of votes cast are necessary for the election of directors.

Our board of directors has not established a nominating committee, nor did it adopt a nominating committee charter.  Our board believes that its size negates the need for establishing a separate nominating committee.  However, all of our board’s nominees for election as directors are approved by our directors who meet the definition of “independent directors” under the Marketplace Rules of The Nasdaq Stock Market.  Those independent directors consist of Jack Becker and Robert A. Blatt.

Our independent directors will consider recommendations for election as directors submitted by our shareholders.  These recommendations will be discussed at board meetings and appropriate candidates will be invited to meet with our independent directors and entire board to discuss their qualifications for serving on our board.  Our board has not established minimum qualifications for candidates recommended by our shareholders.  Any determination to include a shareholder-recommended candidate as a board nominee remains a subjective determination to be made by our independent directors.

Information Concerning Director-Nominees and Executive Officers

Set forth below is a brief description of the background of each of the director-nominees, based on information provided to us by them.

		Principal Positions and	Director
Name	Age	Offices with our Company	Since
Robert A. Blatt	67	Director	1995
Jack Becker	72	Director	1997
Daniel Fields	58	Executive Vice-President of Sales and Marketing	N/A
Aida McKinney	51	Executive Vice-President of Administration	N/A
Roberto Molteni	57	Executive Vice-President of Technology	N/A
Elise Nissen	53	Executive Vice-President of Finance, Chief Financial Officer	N/A
Donald Rabinovitch	61	President, Co-Chief Executive Officer	1978
David Vozick	67	Chairman of the Board, Co-Chief Executive Officer, Secretary and Treasurer	1978

Robert A. Blatt is the chairman and majority owner of CRC Group, Inc., a developer, owner and operator of commercial real estate.  Mr. Blatt is a director and vice-chairman, and chairman of the finance committee of MTR Gaming Group, Inc., a Nasdaq-listed company (NASDAQ: MNTG).  Mr. Blatt is the chief executive officer and managing member of New England National, LLC, an entity which filed a voluntary petition under Chapter 11 of the federal bankruptcy laws (District of Connecticut) in August 2002.  Mr. Blatt has indicated to us that this bankruptcy filing was necessitated by a court upholding the imposition of real estate taxes at rates applicable to golf courses rather than vacant land for periods prior to the entity’s development of the property.  Mr. Blatt has been a shareholder (formerly a seat-holder) of the New York Stock Exchange, Inc., since 1985. He is a member of the State Bar of California.

Jack Becker has been a practicing attorney in New York State since 1960 and is a principal of Snow Becker Krauss P.C., our outside general counsel.

Daniel Fields has served as our executive vice-president of sales and marketing since April 2007.  From 2005 to 2007 he was vice-president for Syneron Medical, and from 2000 to 2005 he was president of OpusDent, a subsidiary of Lumenis.

Aida McKinney has served as our executive vice-president of administration since 2007.  From 1980 to 2007, she served as our vice-president of administration and our administrative manager.

Roberto Molteni has served as our executive vice-president of technology since 2005.  From 1998 to 2005, he was Director, Research and Development at Gendex Dental Systems.

Elise Nissen has served as our  executive vice-president of finance and chief financial officer since 2007.  From 1982 to 2007, she served as our vice president of finance, chief financial officer and controller.

Donald Rabinovitch has served as our president and co-chief executive officer, as well as one of our directors, since our formation in 1978 .  He was one of our original co-founders.  Mr. Rabinovitch is a cousin of David Vozick.

David Vozick has served as chairman of our board of directors, secretary, treasurer and co-chief executive officer, as well as one of our directors, since our formation in 1978.  He was one of our original co-founders.  Mr. Vozick is a cousin of Donald Rabinovitch.

Committees of Our Board of Directors

Our board of directors has not established standing audit, nominating or compensation committees, or committees performing similar functions, to assist it in the discharge of the board’s duties.

Shareholder Communications

Shareholders wishing to communicate to our board, other than to submit proposals for action at meetings of our shareholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to David Vozick, c/o AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523. The envelope delivering such written communications should be marked “Shareholder Communication.”

Meetings of the Board of Directors

Our board of directors held eight formal meetings and acted two times by written consent during our fiscal year ended June 30, 2007.  Each member of our board of directors attended all meetings of our board held during our fiscal year ended June 30, 2007.

Our board has not established any procedure with respect to director attendance at our annual meetings of shareholders. All of our directors were present at our annual meeting of shareholders held on December 11, 2006.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned, directly or indirectly, by (i) each person known by us to be the owner of more than 5% of the outstanding shares of our common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 9 (the “Named Executive Officers”) and (iv) all of our directors and executive officers as a group as of October  29, 2007.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and is not necessarily indicative of beneficial ownership for any other purpose.  Shares of our common stock that a person has a right to acquire within 60 days are deemed outstanding for purposes of computing the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.  We based our calculations of the percentage owned on 17,928,800 shares outstanding on October 29, 2007.

Except as otherwise indicated in the notes to the following table,
▪	All shares are beneficially owned, and investment and voting power is held by, the persons named as owners and/or voting power with that individual’s spouse.
▪	The address of each director and Named Executive Officer listed in the table below is c/o AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523, unless otherwise indicated.

.	Amount and Nature of		Percentage of
Name of Beneficial Owner	Beneficial Ownership		Outstanding Shares
Directors and Officers
David Vozick (1)	1,526,603	(2)	8.4
Donald Rabinovitch (3)	1,407,803	(4)	7.7
Robert A. Blatt (5)	825,963	(6)	4.6
Jack Becker (7)	167,522	(8)	*
Elise Nissen (9)	106,000	(10)	*
Aida McKinney (11)	85,000	(12)	*
Roberto Molteni (13)	100,000	(14)	*
Daniel Fields (15)	25,000	(16)	*

All executive officers and directors as a group (eight persons)	4,243,891	(17)	22.3
Beneficial owner of more than 5%
HealthInvest Global Long/Short Fund (18)	3,535,500	(19)	19.7
ComVest Capital LLC (20)	2,909,705	(21)	14.0
Handelsbanken Fonder AB (22)	1,150,000	(23)	6.4
__________
* Represents less than 1% of our outstanding common stock.
(1)	Mr. Vozick is our chairman of the board, co-chief executive officer, secretary and treasurer.
(2)
Includes (a) 180,000 shares which are issuable upon exercise of options granted to Mr. Vozick, which shares are exercisable within the 60 days following the date of this proxy statement and (b) 140,000 shares of our common stock owned of record by Mr. Vozick’s family foundation, of which Mr. Vozick has shared voting and dispositive powers with his spouse.  Mr. Vozick disclaims beneficial ownership to the shares owned by Mr. Vozick’s family foundation.

(3)	Mr. Rabinovitch is our president, co-chief executive officer and one of our directors.
(4)
Includes (a) 180,000 shares which are issuable upon exercise of options granted to Mr. Rabinovitch, which shares are exercisable within the 60 days following the date of this proxy statement and (b) 125,000 shares of our common stock owned of record by Mr. Rabinovitch’s family foundation, of which Mr. Rabinovitch has shared voting and dispositive powers with his spouse.  Mr. Rabinovitch disclaims beneficial ownership to the shares owned by Mr. Rabinovitch’s family foundation.

(5)	Mr. Blatt is one of our directors. The address for Mr. Blatt is 1890 Palmer Avenue, Larchmont, New York, 10538.
(6)	Includes 122,000 shares which are issuable upon exercise of options granted to Mr. Blatt, which shares are exercisable within the 60 days following the date of this proxy statement.
(7)	Mr. Becker is one of our directors. The address for Mr. Becker c/o Snow Becker Krauss P.C., 605 Third Avenue, New York, New York, 10158.
(8)
Includes (a) 25,000 shares owned of record by Snow Becker Krauss P.C., a law firm which acts as our outside general counsel and of which Mr. Becker is a principal, and (b) 135,500 shares of our common stock issuable upon exercise of options granted to Mr. Becker, which shares are exercisable within the 60 days following the date of this proxy statement.

(9)	Ms. Nissen is our executive vice-president of finance and chief financial officer.
(10)	Includes 15,000 shares which are issuable upon exercise of options granted to Ms. Nissen, which shares are exercisable within the 60 days following the date of this proxy statement.
(11)	Ms. McKinney is our executive vice-president of administration.
(12)	Includes 15,000 shares of our common stock issuable upon exercise of options granted to Ms. McKinney, which shares are exercisable within the 60 days following the date of this proxy statement.
(13)	Dr. Molteni is our executive vice-president of technology.
(14)	Includes 100,000 shares of our common stock issuable upon exercise of options granted to Dr. Molteni, which shares are exercisable within the 60 days following the date of this proxy statement.
(15)	Mr. Fields is our executive vice-president of sales and marketing.
(16)
Includes 25,000 shares of our common stock issuable upon exercise of options granted to Mr. Fields, which shares are exercisable within the 60 days following the date of this proxy statement.  It does not include 25,000 shares of our common stock issuable upon exercise of options granted to Mr. Fields which are not exercisable within the 60 days following the date of this proxy statement.

(17)	Includes those shares of our common stock owned by our current executive officers and directors, as set forth in notes (2), (4), (6), (8), (10), (12) and (14).
(18)	The address of HealthInvest Global Long/Short Fund is Arsenalsgatan 4, SE-111 47 Stockholm, Sweden.
(19)	Represents shares of our common stock beneficially owned as of April 13, 2007 as indicated on the report on Schedule 13G/A filed by HealthInvest Global Long/Short Fund.
(20)	The address of ComVest Capital, LLC is One North Clematis Street, Suite 300, West Palm Beach, Florida 33401.
(21)
Represents shares of our common stock beneficially owned as of April 20, 2007 as indicated on the report on Schedule 13G filed by ComVest Capital. LLC.  Includes 800,000 shares of our common stock which are issuable upon exercise of currently exerciseable warrants and 2,109,705 shares of our common stock which are issuable upon the conversion of the initial principal amount of a currently exerciseable convertible term note.

(22)	The address of Handelsbanken Fonder AB is Blasieholmstorg 12, SE-106 70 Stockholm, Sweden.
(23)	Represents shares of our common stock beneficially owned as of May 8, 2007 as indicated on the report on Schedule 13G filed by Handelsbanken Fonder AB.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  SEC regulations also require us to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis.

Based solely upon a review of Forms 3, 4 and 5 and amendments to these forms furnished to us, together with written representations received by us from applicable parties that no Form 5 was required to be filed by such parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all such required reports during and with respect to our fiscal year ended June 30, 2007 on a timely basis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our board of directors does not have a compensation committee.  Our board believes that its size negates the need for establishing a separate compensation committee.  Worldwide executive compensation, including compensation for our co-chief executive officers, is determined by our board in its entirety, based on each executive’s responsibilities and the executive compensation philosophy determined by our board.  Donald Rabinovitch and David Vozick, our co-chief executive officers who each serve on our board, participated in the deliberations of our board concerning executive officer compensation.  We contribute 3% of salaries to a Safe Harbor 401k Plan for all eligible employees.  In addition, our board rewards our executives for long-term company performance.  The objective of our compensation program are:

▪	To attract, retain, motivate and incentivize our employees to help us achieve our business objectives,
▪	To encourage and reward superior individual performance,
▪	To encourage teamwork,
▪	To align the interest of our executives with those of our stockholders by incentivizing increases in the long-term value of our company

Design of Our CompensationProgram

Our executive compensation philosophy is to provide competitive levels of compensation by recognizing the need for multi-discipline management responsibilities, achievement of our overall performance goals, individual initiative and achievement, and allowance of our company to attract and retain management with the skills critical to its long-term success.  Management compensation is intended to be set at levels that we believe are consistent with compensation in comparable companies.  Our compensation programs are designed to motivate executive officers to meet annual corporate performance goals and to enhance long-term shareholder value.  In connection with the development of our annual business and financial plan each May, our executive management team establishes company and individual goals for the ensuing year.  Executive management reviews these goals with the board of directors, which adopts a final compensation program to be implemented for the next year.

In finalizing the annual compensation program, the objective of the board of directors is to make sure that our executives’ salaries are competitive and comparable to those of executives at other manufacturing/distribution companies similar to our size and geographic location.  Our executive compensation contains fixed and performance-based elements, with four major components: base salary, performance incentive, incentive stock options and other compensation.

The components of our executive compensation program are:

Executive Base Salaries

Base salaries are determined by evaluating the various responsibilities for the position held and the experience of the individual as well as comparing compensation levels for similar positions at companies within our principal industry. We review our executives’ base salaries and determine increases based upon an executive’s contribution to corporate performance, current economic trends, and competitive market conditions.

Performance Incentives

We utilize performance incentives based upon criteria relating to performance in special projects undertaken during the past fiscal year, contribution to the development of new products, marketing and technology strategies, manufacturing efficiencies, revenues, income, and other operating and financial goals to augment the base salaries received by executive officers.  The annual incentive compensation is based on each executive’s specific individual goals.  The amount of any incentive bonus is at the board’s discretion.  The performance incentive portion of compensation for the named executive officers is principally based on certain specific non-financial benchmarks, and projected revenue and pre-tax earnings benchmarks, which are usually decided in May of the previous fiscal year.  The non-financial benchmarks can vary from year to year based on specific corporate goals, the evolving marketplace and current technological developments.  Nevertheless, the board retains the discretionary right to award performance incentive compensation notwithstanding the achievement of such benchmarks.

In fiscal year 2007, we did not meet several of the financial benchmarks which had been projected in May 2006, including revenue and operating income.  Therefore, in fiscal year 2007, our board did not award any bonus payments to David Vozick and Donald Rabinovitch.  We did, however, achieve several of the non-financial benchmarks including the acquisition of QR srl and the integration of our new direct-sales distribution channel.  Accordingly, the board, at its discretion, granted a $25,000 bonus to each of Elise Nissen and Aida McKinney.  The board did not grant Roberto Molteni a bonus in fiscal year 2007 based on other compensation he had been granted upon his joining our company.  The board did not grant Daniel Fields a bonus in fiscal year 2007, as he only joined the company in April 2007.

Incentive Stock Options

We use incentive stock options granted under our stock option plans as a means to attract, retain and encourage management and to align the interests of executive officers with the long-term interest of our shareholders.  Incentive stock options are typically granted at the commencement of employment of key personnel and have been augmented by subsequent periodic grants.  Management recommends all stock option awards to the board of directors, which authorizes all awards.  The board sets the exercise price of our stock options at the closing price of our common stock on the OTC Bulletin Board on the date of grant.  Options generally have a term of ten years, with a specific vesting schedule.  The board generally awards stock options when it approves the annual business and financial plan.  The board makes interim awards of stock options to new executive hires as those executives join us.  The number of options to be granted is based on (1) the overall annual compensation plan for executives and (2) the Black-Scholes estimate of the value of the options granted.  All of our stock option plans have been approved by our shareholders.

The board of directors granted 50,000 options to Mr. Fields in 2007 upon his joining the company.  The exercise price of the option was $1.63 per share; 25,000 options vest immediately and 25,000 options vest in twelve months.  In light of the impact that the grant of stock options has on our earnings per share under FAS 123(R), the board of directors is presently evaluating the long-term equity component of our compensation program, and accordingly, made no further recommendations or other awards of long-term equity compensation for 2007.

Benefits and Other Compensation

We offer life, health and disability benefits, paid vacation, and a 3% contribution of salary to a Safe Harbor 401(k) plan (up to $6,750 per employee) to our executive officers, which are similar to the benefits offered to all of our employees.  We also provide supplemental life and/or disability insurance coverage as well as an automobile expense allowance and/or housing allowance to our senior executive officers as additional compensation.  We believe that our benefits are comparable to those of comparable companies.

Retirement and Post Retirement Benefits

We do not offer a post-retirement health plan to our executive officers or employees.  However, we do offer a Section 401(k) retirement savings plan to our executive officers, which is the same plan offered to all employees.  In Fiscal 2006, we established a Safe Harbor 401(k) defined contribution plan for all eligible employees, which requires either a specific matching contribution or a 3% contribution to all participants.  We also maintain a profit sharing plan and trust pursuant to which participants receive certain benefits upon retirement, death, and disability and, to a limited extent, upon termination of employment for other reasons. This defined contribution plan requires no minimum contribution by us. Allocation among participants’ interests, including officers and directors who are employees, is in accordance with current Internal Revenue Service regulations for both of these plans. The aggregate amount we contribute towards the Safe Harbor 401(k) Plan is determined by us in advance of the following fiscal year, based on a review of financial and market information available at that time. The aggregate amount contributed by us towards the profit sharing plan is determined by us following a review of the operating results and other financial information with respect to such fiscal year.  We contributed $143,112 and $126,716, respectively, to the Safe Harbor 401(k) Plan for the fiscal years ended June 30, 2007 and June 30, 2006.  We contributed an aggregate of $63,550 to the profit sharing plan for our fiscal year ended June 30, 2005.

Report of the Board of Directors on Executive Compensation

The board of directors establishes and oversees the design and functioning of the executive compensation program.  The board has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the company.  Based on this review and discussion, the board has included the foregoing Compensation Discussion and Analysis in the company’s Proxy Statement for the 2007 Annual Meeting.

Respectfully submitted,

Robert A. Blatt	Jack Becker
Donald Rabinovitch	David Vozick

Summary Compensation Table

The following table and accompanying footnotes  summarizes the compensation of our Chief Executive Officers, Chief Financial Officer and our three other highest compensated executive officers in 2007.  We refer to these officers as our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
David Vozick, Chairman of the Board, Co-Chief Executive Officer, Secretary and Treasurer	2007	317,500	--	--	21,295 (3)	338,795
Donald Rabinovitch, Co-Chief Executive Officer and President	2007	317,500	--	--	18,930 (4)	336,430
Elise Nissen, Chief Financial Officer, Executive Vice-President Finance	2007	150,000	25,000	--	28,954 (5)	203,956
Roberto Molteni, Executive Vice-President Technology	2007	175,000	--	--	36,449 (6)	211,449
Aida McKinney, ExecutiveVice-President Admin.	2007	130,000	25,000	--	17,250 (7)	172,520
Daniel Fields, Executive Vice-President Sales and Marketing (8)	2007	46,154	--	40,132	1,828 (8)	88,114

_____________
(1)	Bonuses were accrued and earned in fiscal year 2007 and paid in fiscal year 2008.
(2)
The amount in option awards reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with FAS 123 (R) of option awards pursuant to the company’s 2004 Equity Incentive Plan and includes an amount from option awards granted in fiscal 2007.  The assumptions used in the calculation of this amount are included in the footnotes to the company’s audited financial statements for the fiscal year ended June 30, 2007, included in the company’s Annual Report on Form 10K, filed with the Securities and Exchange Commission.

(3)
This amount includes (i) $8,448 for a car allowance and related expenses, (ii) $6,750 for 401(k) Savings Plan matching contribution, (iii) $5,049 for life insurance and long-term disability insurance premiums, and (iv) $1,048 for certain other miscellaneous expenses.

(4)
This amount includes (i) $8,118 for a car allowance and related expenses, (ii) $6,750 for 401(k) Savings Plan matching contribution, (iii) $3,526 for life insurance and long-term disability insurance premiums, and (iv) $536 for certain other miscellaneous expenses.

(5)
This amount includes (i) $4,292 for auto related expenses, (ii) $5,421 for 401(k) Savings Plan matching contribution, (iii) $17,308 for payment in lieu of vacation, and (iv) $1,933 for life insurance and long-term disability insurance premiums.

(6)
This amount includes (i) $30,000 for an annual housing allowance, (ii) $5,250 for 401(k) Savings Plan matching contribution, and (iii) $1,199 for life insurance and long-term disability insurance premiums.

(7)
This amount includes (i) $7,392 for auto related expenses, (ii) $4,503 for 401(k) Savings Plan matching contribution, (iii) $5,625 for payment in lieu of vacation, and (iv) $1,816 for life insurance and long-term disability insurance premiums.

(8)	This named executive officer joined the company in April 2007.

Grants of Plan-Based Awards

The following table provides information on stock awards and options granted to the named executive officers during the fiscal year ended June 30, 2007:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Daniel Fields (2)	4/16/07	50,000	1.63 (1)
______________
(1)
The options have an exercise price equal to the closing price of the company’s common stock on the OTC Bulletin Board on the date of grant.  On April 16, 2007 the closing price of the company’s common stock was $1.63per share.

(2)	The named executive officer received an incentive stock option award that vests 50% immediately and 50% in twelve months, of the ten-year option term.

Outstanding Equity Awards at Fiscal Year-End

The following table and accompanying footnotes provide information concerning shares of our common stock covered by exercisable and unexercisable options held by the Named Executive Officers as of June 30, 2007:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
David Vozick	150,000 (1) 30,000 (1)	-- --	.31 1.265	9/7/2009 5/13/2009
Donald Rabinovitch	150,000 (1) 30,000 (1)	-- --	.31 1.265	9/7/2009 5/13/2009
Elise Nissen	15,000 (1)	--	1.15	5/13/2014
Roberto Molteni	100,000 (1)	--	1.62	6/26/2015
Aida McKinney	15,000 (1)	--	1.15	5/13/2014
Daniel Fields	25,000 (2)	25,000 (2)	1.63	4/15/2017
_____________
(1)	The stock options granted to these Named Executive Officers vested immediately upon date of grant.
(2)	The stock options granted to this Named Executive Officer vested 50% immediately and 50% in twelve months.

Option Exercises and Stock Vested

None of the Named Executive Officers listed in the Summary Compensation Table exercised any options during the fiscal year ended June 30, 2007.

Equity Compensation Plan Information

The following table sets forth the number of securities to be issued upon exercise of, and the weighted average exercise price of outstanding options, warrants and rights, and the number of securities      remaining available for future issuance, under the equity compensation plans maintained by the company as of June 30, 2007.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders*	893,900	$.94	500,500
_____________
*We do not have any equity compensation plans that have not been approved by security holders.

This table does not include 50,000 shares underlying warrants we issued to our investment banker in March 2006 in connection with advisory services rendered to the company.  This table also does not include 800,000 warrants we issued to our lender in connection with the establishment of our revolving credit and term loan facility in April 2007.

Director Compensation

The following table and explanatory footnotes provide information  with respect to compensation for each of our non-employee directors for their service in fiscal year 2007.

Name	Fees Earned or Paid in Cash ($)	Option Awards (3) ($)	All other compensation ($)	Total ($)	Outstanding Options (#)

Robert Blatt (1)	22,500	21,164	48,000	91,664	122,000
Jack Becker (2)	22,500	21,164	--	43,664	135,500

_____________
(1)	Robert Blatt, serves as a paid consultant to our company on various business matters. In our fiscal year ended June 30, 2007, he earned $48,000 in consulting fees.
(2)
Jack Becker is a principal of Snow Becker Krauss P.C.  We paid Snow Becker Krauss P.C., our outside general counsel, approximately $274,214 during our fiscal year ended June 30, 2007 for services rendered and reimbursements of expenses incurred on our behalf.

(3)
These amounts reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007, in accordance with FAS 123(R) of option awards pursuant to the company’s 2004 Equity Incentive Plan and include amounts from option awards granted in fiscal year 2007.

Director Compensation Policies

We compensate our non-employee directors on a per meeting basis. We do not compensate our employee-directors in their capacities as directors.  Accordingly, our non-employee directors Robert Blatt and Jack Becker, each receive compensation based on each meeting of our board of directors that they attend.  We compensate each of our non-employee directors with the payment of $4,500 per meeting, with a mandatory requirement of four meetings per year.  Prior to October 2006, our non-employee directors were also compensated with the grant of a ten-year option to purchase 5,000 shares of our common stock for each board meeting attended.  The exercise price of such options was equal to the closing price of our common stock on the date of the attended meeting.

 In light of the impact that the grant of stock options has on our earnings per share under FAS 123(R), the board of directors is presently evaluating the value of the long-term equity component of our director compensation program, and accordingly, has temporarily ceased the granting of stock options awards to our non-employee directors for each board meeting attended.

We also reimburse our directors for their reasonable expenses that they may incur for our benefit.

Compensation Committee Interlocks and Insider Participation

Our board of directors does not have a compensation committee. Executive compensation, including compensation for our co-chief executive officers, is determined by our board in its entirety, based on each executive’s responsibilities and the executive compensation philosophy determined by our board. Donald Rabinovitch and David Vozick, our co-chief executive officers who each serve on our board, participated in the deliberations of our board concerning executive officer compensation.  During our fiscal year ended June 30, 2007, none of our executive officers served at any time on the board of directors or compensation committee (or committee performing equivalent functions) of any other entity one of whose executive officers served on our board.

Code of Ethics

Our board of directors has established a code of ethics that applies to our principal executive, financial and accounting officer(s).  A copy of our code of ethics was filed as Exhibit 14 to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.  Upon the written request of a shareholder, addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York, 10523, we will provide without charge to such shareholder a copy of our code of ethics. A copy of our code of ethics can also be obtained from the SEC’s EDGAR Database at www.sec.gov.

Recommendation of Our Board of Directors

Our board of directors recommends that shareholders vote FOR the election as directors of the board’s nominees as listed above.

INDEPENDENT ACCOUNTANTS

Goldstein Golub Kessler LLP (“GGK”) serves as our independent certified public accountants.  Subsequent to September 30, 2005, GGK established a relationship with RSM McGladrey, Inc, (“RSM”), from which it leases auditing staff who are full time, permanent employees of RSM and through which its partners provide non-audit services.  GGK has no full time employees and, therefore, none of the audit services performed were provided by permanent full time employees of GGK.  GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

GGK has served as our independent registered public accounting firm since the fiscal year ended June 2004.  They have no financial interest direct or indirect in AFP Imaging.

In October 2007, the company was notified that the partners of GGK were contemplating becoming partners of McGladrey & Pullen, LLP in a limited asset purchase agreement and that its position as the independent registered public accounting firm for the company would cease upon completion of its procedures regarding the following: (i) the unaudited interim financial statements  of the company as of September 30, 2007 and for the three month period ending September 30, 2007 and (ii) the Form 10Q of the company for the quarter ending September 30, 2007.

Our board of directors intends to retain McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.  Neither the firm nor any of its directors has any direct or indirect financial interest in or any connection with us in any capacity other than as auditors.

One or more representatives of McGladrey & Pullen LLP and GGK are expected to attend the annual meeting, and have an opportunity to make a statement if they desire to do so, and are expected to be able to  respond to appropriate questions from our stockholders.

Principal Accountant Fees and Services

The following table sets forth the fees billed or incurred by our independent accountants for our fiscal years ended June 30, 2007 and 2006 for the categories of services indicated.

Category	2007	2006
Audit fees (1)	$73,668	$61,772
Audit-related fees (2)	73,457	21,997
Tax fees	0	0
All other fees	0	0
__________
(1)
Consists of fees billed or incurred for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table.  Audit related  fees for 2007 include advisory  services related to the acquisition of QR srl in April 2007.

In addition, we paid RSM McGladrey Inc. $11,302 and $0 in the fiscal years ended June 30, 2007 and 2006, respectively,  for tax consulting services, mainly related to the acquisition of QR srl in April 2007.

Audit Committee

We do not have an audit committee of our board of directors.  We believe that each member of our board has the expertise and experience to adequately serve our shareholders’ interests while serving as directors.  Since we are not required to maintain an audit committee and our full board acts in the capacity of an audit committee, we have not elected to designate any member thereof as an “audit committee financial expert.”

Pre-Approval Policy

In addition to retaining Goldstein Golub Kessler LLP to audit our consolidated financial statements for our fiscal year ended June 30, 2007, we retained Goldstein Golub Kessler LLP to provide other auditing and advisory services to us in our 2007 fiscal year. We understand the need for Goldstein Golub Kessler LLP to maintain objectivity and independence in its audit of our financial statements.  To minimize relationships that could appear to impair the objectivity of Goldstein Golub Kessler LLP, our board of directors has restricted the non-audit services that Goldstein Golub Kessler LLP may provide to us primarily to tax services and merger and acquisition due diligence and audit services, and has determined that we would obtain even these non-audit services from Goldstein Golub Kessler LLP only when the services offered thereby by are more effective or economical than services available from other service providers.

Our board of directors also has adopted policies and procedures for pre-approving all non-audit work performed by Goldstein Golub Kessler LLP and any other accounting firms we may retain.  Specifically, our board has pre-approved the use of Goldstein Golub Kessler LLP for detailed, specific types of services within the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; and reviews and procedures that we request Goldstein Golub Kessler LLP to undertake to provide assurances of accuracy on matters not required by laws or regulations.  In each case, our board has also set a specific annual limit on the amount of such services which we would obtain from Goldstein Golub Kessler LLP, and has required management to report the specific engagements to the board on a quarterly basis and to obtain specific pre-approval from the board for all engagements.

Board of Directors Approval of Audit-Related Activities

Management is responsible for the preparation and integrity of our financial statements, as well as establishing appropriate internal controls and financial reporting processes. Goldstein Golub Kessler LLP is responsible for performing an independent audit of our financial statements and issuing a report on such financial statements. The board’s responsibility is to monitor and oversee these processes.

The board reviewed the audited financial statements of our company for the year ended June 30, 2007 and met with both management and the independent auditors, separately and together, to discuss such financial statements. Our non-employee directors also were given the opportunity to meet separately with the independent auditors. Management and the auditors have represented to us that the financial statements were prepared in accordance with generally accepted accounting principles in the United States. The board also received written disclosures and a letter from our auditors regarding their independence from us, as required by Independence Standards board Standard No. 1, and discussed with the auditors their independence with respect to all services that our auditors rendered to us. The board also discussed with the auditors any matters required to be discussed by Statement on Auditing Standards No. 61. Based upon these reviews and discussions, the board authorized and directed that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2007.

The Board of Directors,

Jack Becker
Robert A. Blatt
Donald Rabinovitch
David Vozick

TRANSACTIONS WITH RELATED PERSONS

One of our directors, Jack Becker, is a member of Snow Becker Krauss P.C., our outside general counsel.  Such law firm was paid approximately $274,214 during fiscal 2007.

Review, Approval or Ratification of Transactions with Related Persons

We do not have a formal written policy with respect to related party transactions.  However, any potential related party transaction that involves more than a de minimis obligation, expense or payment, is reviewed by our board of directors prior to our entering into any such transaction.  Our board of directors is considering adopting a formal policy with respect to potential related party transactions.

On a yearly basis, we request that our directors and executive officers identify potential related party transactions involving such persons and/or their families so that such transactions can be properly disclosed.  In conformity with our various historic policies on related party transactions, each of the above transactions discussed in this “Transactions with Related Persons” section has been reviewed and approved by our board of directors.

OTHER MATTERS

Our board of directors is not aware of any business to be presented at the annual meeting, other than the matters set forth in the notice of annual meeting and described in this proxy statement. If any other business does lawfully come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote on such other business in accordance with their judgment.

EXPENSES OF SOLICITATION

We will pay the cost of soliciting proxies for the annual meeting. In addition to soliciting by mail, our directors, officers and other employees may solicit proxies in person, or by telephone, facsimile transmission or other means of electronic communication. We also will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their voting instructions.

SHAREHOLDER PROPOSALS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in our next year’s proxy statement, shareholder proposals must be received at our principal executive offices no later than the close of business on July 16, 2008.  Proposals should be addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

For any proposal that is not submitted for inclusion in our next year’s proxy statement, but is instead sought to be presented directly at next year’s annual meeting, SEC rules will permit management to vote proxies in its discretion if we:
•
receive notice of the proposal before the close of business on September 30, 2008 and advise our shareholders in our proxy statement for next year’s annual meeting about the nature of the matter and how management intends to vote on such matter, or

•	do not receive notice of the proposal prior to the close of business on September 30, 2007.

Notices of intention to present proposals at next year’s annual meeting should be addressed to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523.

AVAILABILITY OF OUR FORM 10-K

We will provide without charge to any shareholder as of the record date, copies of our Annual Report on Form 10-K, upon written request delivered to David Vozick, Secretary, AFP Imaging Corporation, 250 Clearbrook Road, Elmsford, New York 10523.

By order of the Board of Directors,
David Vozick, Secretary

Elmsford, New York

ANNUAL MEETING OF SHAREHOLDERS OF

AFP IMAGING CORPORATION

December 12, 2007

Please date, sign and mail your proxy card in the
envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  (X)

NOMINEES:
1. Election of Directors:	o David Vozick
o Donald Rabinovitch
( )FOR ALL NOMINEES	o Jack Becker
o Robert A. Blatt
( ) WITHHOLD AUTHORITY FOR ALL NOMINEES

( )FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

2. Upon such other matters, which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS NOMINATED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE ANNUAL MEETING
.

A majority of such attorneys or substitutes as shall be present and shall act at said
Annual Meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact, hereunder.

To change the address on your account, please check the box at right and                    ☐
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder ___________________Date:__________ Signature of Shareholder__________________Date:____________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
AFP IMAGING CORPORATION

The undersigned shareholder of AFP Imaging Corporation, a New York corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated November 14, 2007, and hereby appoints David Vozick and Donald Rabinovitch, and each of them with full power of substitution, proxies and attorneys-in-fact, on behalf and in the name of the undersigned, at the 2007 Annual Meeting of Shareholders of AFP Imaging Corporation, to be held on December 12, 2007 at 9:00 a.m., local time, at the Company’s offices, 250 Clearbrook Road, Elmsford, New York 10523, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)